Exhibit 23.2

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

May 29, 2014

ConocoPhillips

600 North Dairy Ashford

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement for the 2014 Omnibus Stock and Performance Incentive Plan of ConocoPhillips, of the DeGolyer and MacNaughton process review letter dated February 25, 2014, which appears in ConocoPhillips’ annual report on Form 10-K for the year ended December 31, 2013.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON Texas Registered Engineering Firm F-716